EXHIBIT 4.3
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             239-01                                                       ORDINARY SHARES

                                   CERTIFICATE NUMBER  ACCOUNT NUMBER  TRANSFER NUMBER          DATE                NUMBER OF SHARES



                                                                                                                      OF 25p EACH

       [Graphic Omitted]                                                 [Graphic Omitted]

     United Business Media
                                                                       United Business Media
  ORDINARY SHARES OF 25p EACH
                                                        Incorporated Under the Companies Acts 1908 to 1917
                                                                ----------------------------------


                                   This is to Certify that the undermentioned is/are the registered Proprietor(s) of Ordinary Shares

We have pleasure in forwarding     of twenty-five pence each, fully paid, in United Business Media plc, subject to the Company's the attached certificate.
                                   Memorandum and Articles of Association.



                                   NAME(S) OF HOLDER(S)                        NUMBER OF ORDINARY SHARES
                                   --------------------                        -------------------------





                                                                                                 Given under the Seal of the Company





                                   This Certificate should be kept in a safe place. It will be required in the event of sale/transfer of these shares.
                                   Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA (Tel: 0870 600 3970).
 PLEASE DETACH THIS COUNTERFOIL    In any correspondence to the Registrar, please quote reference No.239.

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